Exhibit 99.1

SONICWALL REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

Company marks fourth straight quarter of pro forma profitability; revenues increase 22% over prior year; cash grows by $7.5 million sequentially

Sunnyvale, Calif. – October 27, 2004 – SonicWALL, Inc. (Nasdaq: SNWL), today reported revenues of $29.4 million, pro forma earnings of $0.01 per diluted share, and cash flow from operations of $5.9 million for the third quarter ended September 30, 2004. Revenues in the quarter increased 22% compared to revenues of $24.1 million for the same period in 2003.

Net loss for the third quarter of 2004 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $1.2 million, or $(0.02) per share, compared to the GAAP net loss of $4.5 million, or $(0.07) per share, during the same period of the prior year. GAAP net loss for the third quarter of 2004 includes $1.1 million of amortization of purchased technology in cost of goods sold, $786,000 of amortization of intangible assets in operating expenses, $143,000 in restructuring contra expense, and $75,000 of stock-based compensation contra expense. GAAP net loss for the third quarter of 2003 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.4 million of amortization of intangible assets in operating expenses, $403,000 in restructuring charges, and $38,000 of stock-based compensation expense.

Pro forma (non-GAAP) net earnings for the third quarter of 2004 were $547,000, or $0.01 per diluted share, compared to pro forma net loss for the same period a year ago of $1.5 million, or $(0.02) per share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

“In Q3, we achieved sequential gains in license and service revenue, deferred revenue and cash, and recorded another profitable quarter on a pro forma basis,” said Matt Medeiros, SonicWALL’s president and CEO. “The sequential revenue growth that we experienced over the past several quarters was mitigated in Q3 by softer-than-expected business in Europe and by the failure of our transportation supplier to pick up a shipment in a timely manner on the last day of the quarter.”

“Our mission continues to be one of value innovation: providing powerful, simplified technology at an affordable price,” concluded Medeiros.

Guidance for Q4 2004 and FY 2004

For the fourth quarter of 2004, SonicWALL expects revenues to be in the range of $32.0 million to $34.0 million. The Company expects diluted earnings per share to be in the range of $0.01 to $0.03 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $2 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects earnings to be in the range of a loss per share of ($0.01) to break even.

For the fiscal year 2004, SonicWALL is revising its previous guidance. SonicWALL now expects revenues to be in the range of $126 million to $128 million. The Company expects diluted earnings per share to be in the range of $0.06 to $0.08 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $8 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects loss per share to be in the range of $(0.04) to $(0.02).

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss third quarter 2004 results will take place today at 2 p.m. PDT (5 p.m. EDT). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Kathy Fisher will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 5:30 p.m. PDT (8:30 p.m. EDT) today at the company’s website or by telephone through November 4, 2004 at (800) 642-1687 (domestic) or (706) 645-9291 (international), access code 1219636.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding: revenue guidance for the fourth quarter of 2004 and for the entire 2004 fiscal year, and our expected GAAP and non-GAAP diluted earnings or loss per share for the fourth quarter of 2004 and for the entire 2004 fiscal year and our continued ability to provide value innovation at an affordable price. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2003 and Form 10-Q for subsequent periods. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.

SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, intrusion detection and prevention, SSL, anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA.

SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

For additional information, contact:

Denise Franklin (Investor Relations)

SonicWALL, Inc.

+1 (408) 752-7907

dfranklin@sonicwall.com

or

Mary McEvoy

SonicWALL, Inc.

+1 (408) 962-7110

mmcevoy@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenue:
Product	$18,143	$16,799	$63,470	$45,550
License and Service	11,242	7,322	30,164	20,278

Total Revenue	29,385	24,121	93,634	65,828

Cost of Revenue:
Product	6,832	7,373	22,936	20,554
License and Service	1,774	1,252	4,876	4,207
Amortization of Purchased Technology	1,135	1,135	3,407	3,407

Total Cost of Revenue	9,741	9,760	31,219	28,168

Gross Margin	19,644	14,361	62,415	37,660

Operating Expenses:
Research and Development	5,732	5,281	17,840	14,686
Sales and Marketing	12,097	9,220	35,866	29,355
General and Administrative	3,339	3,209	10,648	8,617
Amortization of Purchased Intangibles	786	1,404	2,385	4,214
Restructuring Charges	(143)	403	(15)	1,669
Stock-Based Compensation	(75)	38	105	432

Total Operating Expenses	21,736	19,555	66,829	58,973

Loss from Operations	(2,092)	(5,194)	(4,414)	(21,313)
Other Income, net	1,105	891	2,725	3,216

Loss before Taxes	(987)	(4,303)	(1,689)	(18,097)
Benefit from (Provision for) Income Taxes	(169)	(143)	(354)	1,684

Net Loss	$(1,156)	$(4,446)	$(2,043)	$(16,413)

Net Loss
Per Share:
Basic and Diluted	$(0.02)	$(0.07)	$(0.03)	$(0.24)
Shares Used in
Per Share Calculations:
Basic and Diluted	71,344	67,924	70,853	67,714

SonicWALL, Inc.

PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Technology,

Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenue:
Product	$18,143	$16,799	$63,470	$45,550
License and Service	11,242	7,322	30,164	20,278

Total Revenue	29,385	24,121	93,634	65,828
Cost of Revenue:
Product	6,832	7,373	22,936	20,554
License and Service	1,774	1,252	4,876	4,207

Total Cost of Revenue	8,606	8,625	27,812	24,761

Gross Margin	20,779	15,496	65,822	41,067

Operating Expenses:
Research and Development	5,732	5,281	17,840	14,686
Sales and Marketing	12,097	9,220	35,866	29,355
General and Administrative	3,339	3,209	10,648	8,617

Total Operating Expenses	21,168	17,710	64,354	52,658

Pro Forma Income (Loss) from Operations	(389)	(2,214)	1,468	(11,591)
Other Income, net	1,105	891	2,725	3,216

Pro Forma Income (Loss) before Taxes	716	(1,323)	4,193	(8,375)
Benefit from (Provision for) Income Taxes	(169)	(143)	(354)	1,684

Pro Forma Net Income (Loss)	$547	$(1,466)	$3,839	$(6,691)
Pro Forma Net Income (Loss) Per Share:
Basic	$0.01	$(0.02)	$0.05	$(0.10)
Diluted	$0.01	$(0.02)	$0.05	$(0.10)
Shares Used in Per Share Calculations:
Basic	71,344	67,924	70,853	67,714
Diluted	73,846	67,924	74,623	67,714

Reconciliation of the above pro forma amounts to GAAP net loss:

Pro forma Net Income (Loss)	$547	$(1,466)	$3,839	$(6,691)

Amortization of Purchased Technology	1,135	1,135	3,407	3,407
Amortization of Purchased Intangibles	786	1,404	2,385	4,214
Restructuring Charges	(143)	403	(15)	1,669
Stock-Based Compensation	(75)	38	105	432

Net effect of Pro Forma Adjustments	1,703	2,980	5,882	9,722

Net Loss	$(1,156)	$(4,446)	$(2,043)	$(16,413)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$40,058	$30,467
Short term investments	221,571	213,010
Accounts receivable, net	17,293	9,164
Inventories	2,807	1,955
Prepaid expenses and other	1,621	2,589

Total Current Assets	283,350	257,185

Property and equipment, net	4,142	4,903
Goodwill	97,953	97,953
Purchased intangibles, net	15,506	21,298
Other assets	562	382

	$401,513	$381,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,654	$7,376
Accrued restructuring	670	1,251
Accrued compensation and related benefits	6,499	4,988
Other accrued liabilities	3,472	3,830
Income taxes payable	837	827
Deferred revenue	28,859	19,180

Total Current Liabilities	46,991	37,452
Shareholders’ Equity	354,522	344,269

	$401,513	$381,721

SONICWALL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Net cash provided by operating activities	$7,920	$4,686

Cash flows from investing activities:
Purchase of property and equipment	(1,959)	(1,817)
Maturity and sale of short-term investments, net	(8,925)	10,122

Net cash provided by (used in) investing activities	(10,884)	8,305

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	12,555	2,170

Net cash provided by financing activities	12,555	2,170

Net increase in cash and cash equivalents	9,591	15,161
Cash and cash equivalents at beginning of period	30,467	23,030

Cash and cash equivalents at end of period	$40,058	$38,191